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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to use of our report dated February 19, 1999, except for the "Stock Subject to Rescission" paragraphs of Note 4 and for Note 10, as to which the date is October 6, 1999, in the Registration Statement (Form S-1) and the related Prospectus of E-Stamp Corporation.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 28, 2000